UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2012

ESSA Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Palmer Street Stroudsburg, Pennsylvania		18360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (570) 421-0531

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2012, ESSA Bancorp, Inc. (“ESSA”) and First Star Bancorp, Inc. (“First Star”) amended the Agreement and Plan of Merger (the “Merger Agreement”) with First Star, pursuant to which First Star will merge with and into ESSA, and First Star Savings Bank (“First Star Bank”) will merge into ESSA Bank & Trust (“ESSA Bank”). The amendment clarifies that the holders of First Star common stock have dissenters’ rights pursuant to Pennsylvania law. The amendment also adds as a condition to ESSA’s requirement to close the merger that holders of no more than ten percent (10%) of the issued and outstanding shares of First Star shall have exercised their dissenters’ rights prior to the closing date.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the shareholders of First Star. The merger is currently expected to be completed in mid-2012.

The foregoing summary of the Amendment to the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

ESSA will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the SEC. First Star stockholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about ESSA and First Star and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to First Star stockholders. Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to ESSA Bancorp, Inc., Attention – Investor Relations Department, 200 Palmer Street, PO Box L, Stroudsburg, PA 18360 or on its web site at www.essabank.com, or to First Star Bancorp, Inc., 418 West Broad Street, Bethlehem, PA 18018 or on its web site at www.firststarbank.com. Copies of other documents filed by ESSA with the SEC may also be obtained free of charge at the SEC’s web site or by directing a request to ESSA at the address provided above.

Additional Information for Shareholders

ESSA, ESSA Bank, First Star, and First Star Bank and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Star in connection with the proposed merger. Information about the directors and executive officers of ESSA is set forth in the proxy statement, dated January 27, 2012, for ESSA’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of First Star is set forth in the proxy statement, dated October 1, 2011, for First Star’s 2011 annual meeting of stockholders as found on First Star’s web site at www.firststarbank.com. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus when it becomes available.

Forward Looking

Certain statements contained in this current report on Form 8-K that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of ESSA and First Star. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating ESSA, ESSA Bank, First Star, and First Star Bank, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which ESSA, ESSA Bank, First Star, and First Star Bank are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that First Star files with the                 .

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit 2.1	First Amendment, dated February 28, 2012, to the Agreement and Plan of Merger, dated as of December 21, 2011, by and between ESSA Bancorp, Inc., ESSA Bank & Trust, First Star Bancorp, Inc., and First Star Savings Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESSA BANCORP, INC.

DATE: March 5, 2012	By:	/s/ Gary S. Olson

Gary S. Olson, President and
Chief Executive Officer